MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                          BUREAU OF COMMERCIAL SERVICES

Date Received                                        (FOR BUREAU USE ONLY)
Dec 11 2007

          This document is effective on the date filed, unless a Subsequent effective date within 90 days after received date is stated in the document.

Name:     CSC-New York 354944-005
Address:  1133 Avenue of the Americas Ste 3100                   FILED
City:     New York, NY 10036                                     Dec 13 2007
                                                                 EFFECTIVE DATE:

     Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

              For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page)

Pursuant  to  the  provisions  of  Act  284,   Public  Acts  of  1972,   (profit
corporations), or Act 162 Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is:

                           Tarpon Industries, Inc.

2.   The identification number assigned by the Bureau is: 24202C


3. Article III of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized shares:

     1.   Common Shares 100,000,000
          Preferred Shares 2,000,000

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          Preferred Shares. The Board of Directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

COMPLETE ONE OF THE FOLLOWING;

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

          The foregoing amendment to the Articles of Incorporation was duly adopted on the _______ day of ______________ in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                           Signed this                day of
                                       --------------        -------------------

-------------------------------                     ----------------------------
     (Signature)                                        (Signature)

-------------------------------                     ----------------------------
     (Type or Print Name)                               (Type or Print Name)

-------------------------------                     ----------------------------
     (Signature)                                        (Signature)

-------------------------------                     ----------------------------
     (Type or Print Name)                               (Type or Print Name)

5.   Profit Corporation Only: Shareholder or Board Approval

     The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 14 day of November, 2007, by the:
     (check one of the following)

[X]  shareholders at a meeting in accordance with Section 611(3) of the Act.

[ ] written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

[ ]  written consent of all the shareholders entitled to vote in accordance with
     Section 407 (2) of the Act.

[ ]  board of a profit corporation pursuant to section 611(2) of the Act.


                  Profit Corporations and Professional Service Corporations

                  Signed this 21st day of Nov, 2007
                              ----        ---  ----

                  By:    /s/ James W. Bradshaw
                     -------------------------------
                             James W. Bradshaw
                             (Type or Print Name)


Preparer's Name            Jessica Heller

Business telephone number  (516) 663-6581